    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1996

                                                      REGISTRATION NO. 333-10845

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         TRANSKARYOTIC THERAPIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            2836                           04-3027191
   (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
of incorporation or organization)    Classification Code Number)          Identification Number)

                               195 ALBANY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 349-0200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                RICHARD F SELDEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         TRANSKARYOTIC THERAPIES, INC.
                               195 ALBANY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 349-0200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

                 PETER WIRTH, ESQ.                                BRUCE K. DALLAS, ESQ.
                PALMER & DODGE LLP                                DAVIS POLK & WARDWELL
                 One Beacon Street                                450 Lexington Avenue
            Boston, Massachusetts 02108                         New York, New York 10017
                  (617) 573-0100                                     (212) 450-4000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 1 to the Form S-1 Registration Statement is a Part II filing solely to file one exhibit and make related technical changes. Accordingly, a preliminary prospectus has been omitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a) The following exhibits are filed herewith:


 1.1        --   Form of Underwriting Agreement.
 3.1*       --   Amended and Restated Certificate of Incorporation of the Registrant.
 3.2*       --   Form of Amended and Restated Certificate of Incorporation of the Registrant.
 3.3*       --   By-Laws of the Registrant.
 3.4*       --   Form of Amended and Restated By-Laws of the Registrant.
 4.1**      --   Specimen certificate for shares of Common Stock of the Registrant.
 5.1*       --   Opinion of Palmer & Dodge LLP as to legality of the shares being registered.
 9.1*       --   Amended and Restated Voting Rights Agreement, dated November 3, 1993 and amended on May 18, 1994, March 1, 1995, October 26, 1995, July 10, 1996 and
                 August 7, 1996, by and among the Registrant and certain holders of the
                 Registrant's Preferred Stock named therein.
10.1*       --   Stock Purchase Agreement, dated July 1988, by and between Warburg, Pincus
                 Capital Company, L.P. ("Warburg") and the Registrant.
10.2*       --   Stockholders' Agreement, dated September 16, 1988, by and among Warburg, certain individual investors and the Registrant.
10.3*       --   Class B Preferred Stock Purchase Agreement, dated February 14, 1992 and amended on April 20, 1993, by and among certain Purchasers and the Registrant.
10.4*       --   Class B Preferred Stock Purchase Agreement, dated April 20, 1993, by and among certain Purchasers and the Registrant.
10.5*       --   Class C Preferred Stock and Warrant Purchase Agreement, dated November 3,
                 1993, by and among the Registrant and certain Purchasers named therein.
10.6*       --   Class D Preferred Stock Purchase Agreement, dated May 18, 1994, by and among the Registrant and certain Purchasers named therein.
10.7*       --   Class E Preferred Stock Purchase Agreement, dated March 1, 1995, by and among the Registrant and certain Purchasers named therein.
10.8*       --   Class F Preferred Stock Purchase Agreement, dated October 26, 1995, by and among the Registrant and certain Purchasers named therein.
10.9*       --   Class G Preferred Stock Purchase Agreement, dated July 10, 1996, by and among the Registrant and certain Purchasers named therein.
10.10*      --   Supplemental Class G Preferred Stock Purchase Agreement, dated August 7, 1996, by and among the Registrant and certain Purchasers named therein.
10.11*      --   Amended and Restated Registration Rights Agreement, dated November 3, 1993 and amended on May 13, 1994, March 1, 1995, October 26, 1995, July 10, 1996 and
                 August 7, 1996, by and among the Registrant and certain holders of the
                 Registrant's Preferred Stock named therein.
10.12*      --   Lease Agreement, dated January 1, 1994, by and between the Trust under the
                 Will of Harry F. Stimpson for office space at 195 Albany Street, Cambridge,
                 Massachusetts.
10.13*      --   Sublease Agreement, dated April 7, 1992, by and between the Massachusetts
                 Institute of Technology and the Registrant, for office space located at 185
                 Albany Street, Cambridge, Massachusetts.
10.14*      --   1993 Non-Employee Directors' Stock Option Plan.
10.15*      --   1993 Long-Term Incentive Plan.
10.16*      --   Form of Letter Agreement re: Confidentiality, Inventions and Non-Disclosure.
10.17*      --   Form of Letter Agreement re: Restricted Stock.
10.18*      --   Form of Scientific Advisor Agreement.

10.19*      --   Amended and Restated Promissory Note, dated June 16, 1993, issued by the
                 Registrant to Dr. Richard F Selden, in the original principal amount of
                 $125,000.
10.20*      --   Amended and Restated Promissory Note, dated June 16, 1993, issued by the
                 Registrant to Dr. Douglas A. Treco, in the original principal amount of
                 $60,000.
10.21*      --   Amended and Restated Promissory Note, dated April 21, 1995, issued by the
                 Registrant to Dr. Christoph M. Adams, in the original principal amount of
                 $15,000.
10.22*      --   Amended and Restated Promissory Note, dated May 5, 1995, issued by the
                 Registrant to Dr. Christoph M. Adams, in the original principal amount of
                 $20,000.
10.23*      --   Employment Agreement, dated July 19, 1991, by and between Dr. Richard F Selden and the Registrant.
10.24*      --   Pledge Agreement, dated May 14, 1991, by and between Dr. Richard F Selden and the Registrant.
10.25*      --   Employment Agreement, dated July 26, 1991, by and between Dr. Douglas A. Treco and the Registrant.
10.26*      --   Pledge Agreement, dated August 15, 1991, by and between Dr. Douglas A. Treco and the Registrant.
10.27*      --   Employment Agreement, dated November 20, 1993, by and between Dr. Christoph M.
                 Adams and the Registrant.
10.28*      --   Pledge Agreement, dated April 21, 1995, by and between Dr. Christoph M. Adams and the Registrant.
10.29*      --   Agreement, dated September 1, 1991, by and between Mr. William R. Miller and the Registrant.
10.30*      --   Agreement, dated July 30, 1993, by and between Warburg and the Registrant.
10.31*      --   Common Stock Purchase Warrant, dated September 12, 1991.
10.32**+    --   Collaboration and License Agreement, dated July 22, 1993 and amended on May
                 30, 1996, by and between Genetics Institute, Inc. and the Registrant.
10.33**+    --   Amended and Restated License Agreement, dated March 1, 1995, by and between
                 Hoechst Marion Roussel, Inc. ("HMRI") and the Registrant.
10.34**+    --   License Agreement, dated March 1, 1995, by and between HMRI and the
                 Registrant.
11.1*       --   Statement re: computation of earnings (loss) per share -- pro forma.
23.1*       --   Consent of Palmer & Dodge LLP (included in Exhibit 5.1).
23.2*       --   Consent of Hamilton, Brook, Smith & Reynolds, P.C.
23.3*       --   Consent of Ernst & Young LLP.
24.1*       --   Power of Attorney (included on the signature pages to this Registration
                 Statement)
27*         --   Financial Data Schedule


- ---------------


 * Previously filed.


** To be filed by amendment.

+ Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (b) Financial Statement Schedules


     All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on August 27, 1996.


                                          TRANSKARYOTIC THERAPIES, INC.


                                          By: /s/  ANTHONY R. HALL
                                            ------------------------------------
                                            Anthony R. Hall
                                            Vice President, Finance
                                            and Administration; Chief
                                            Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated.



                  SIGNATURE                                 TITLE                     DATE
- ---------------------------------------------  -------------------------------  ----------------
               RICHARD F SELDEN*               President, Chief Executive       August 27, 1996
- ---------------------------------------------  Officer, Treasurer and Director
                Richard F Selden               (principal executive officer)
            /s/  ANTHONY R. HALL               Vice President, Finance and      August 27, 1996
- ---------------------------------------------  Administration; Chief Financial
                 Anthony R. Hall               Officer (principal financial
                                               and accounting officer)
              WILLIAM R. MILLER*               Director                         August 27, 1996
- ---------------------------------------------
              William R. Miller
           RODMAN W. MOORHEAD, III*            Director                         August 27, 1996
- ---------------------------------------------
           Rodman W. Moorhead, III
               JAMES E. THOMAS*                Director                         August 27, 1996
- ---------------------------------------------
                 James E. Thomas
          *By: /s/  ANTHONY R. HALL
- ---------------------------------------------
                   Anthony R. Hall
                   Attorney-in-fact

                                 EXHIBIT INDEX


                                                                                        SEQUENTIALLY
                                                                                          NUMBERED
                                                                                            PAGE
                                                                                        ------------
 1.1       --  Form of Underwriting Agreement. .......................................
 3.1*      --  Amended and Restated Certificate of Incorporation of the
               Registrant. ...........................................................
 3.2*      --  Form of Amended and Restated Certificate of Incorporation of the
               Registrant. ...........................................................
 3.3*      --  By-Laws of the Registrant. ............................................
 3.4*      --  Form of Amended and Restated By-Laws of the Registrant. ...............
 4.1**     --  Specimen certificate for shares of Common Stock of the Registrant. ....
 5.1*      --  Opinion of Palmer & Dodge LLP as to legality of the shares being registered. ...........................................................
 9.1*      --  Amended and Restated Voting Rights Agreement, dated November 3, 1993 and amended on May 18, 1994, March 1, 1995, October 26, 1995, July 10,
               1996 and August 7, 1996, by and among the Registrant and certain holders of the Registrant's Preferred Stock named therein. ............
10.1*      --  Stock Purchase Agreement, dated July 1988, by and between Warburg,
               Pincus Capital Company, L.P. ("Warburg") and the Registrant. ..........
10.2*      --  Stockholders' Agreement, dated September 16, 1988, by and among
               Warburg, certain individual investors and the Registrant. .............
10.3*      --  Class B Preferred Stock Purchase Agreement, dated February 14, 1992 and amended on April 20, 1993, by and among certain Purchasers and the
               Registrant. ...........................................................
10.4*      --  Class B Preferred Stock Purchase Agreement, dated April 20, 1993, by and among certain Purchasers and the Registrant. ......................
10.5*      --  Class C Preferred Stock and Warrant Purchase Agreement, dated November
               3, 1993, by and among the Registrant and certain Purchasers named therein. ..............................................................
10.6*      --  Class D Preferred Stock Purchase Agreement, dated May 18, 1994, by and among the Registrant and certain Purchasers named therein. ............
10.7*      --  Class E Preferred Stock Purchase Agreement, dated March 1, 1995, by and among the Registrant and certain Purchasers named therein. ............
10.8*      --  Class F Preferred Stock Purchase Agreement, dated October 26, 1995, by and among the Registrant and certain Purchasers named therein. ........
10.9*      --  Class G Preferred Stock Purchase Agreement, dated July 10, 1996, by and among the Registrant and certain Purchasers named therein. ............
10.10*     --  Supplemental Class G Preferred Stock Purchase Agreement, dated August
               7, 1996, by and among the Registrant and certain Purchasers named therein. ..............................................................
10.11*     --  Amended and Restated Registration Rights Agreement, dated November 3,
               1993 and amended on May 13, 1994, March 1, 1995, October 26, 1995, July
               10, 1996 and August 7, 1996, by and among the Registrant and certain holders of the Registrant's Preferred Stock named therein. ............
10.12*     --  Lease Agreement, dated January 1, 1994, by and between the Trust under the Will of Harry F. Stimpson for office space at 195 Albany Street,
               Cambridge, Massachusetts. .............................................
10.13*     --  Sublease Agreement, dated April 7, 1992, by and between the
               Massachusetts Institute of Technology and the Registrant, for office space located at 185 Albany Street, Cambridge, Massachusetts. .........
10.14*     --  1993 Non-Employee Directors' Stock Option Plan. .......................
10.15*     --  1993 Long-Term Incentive Plan. ........................................
10.16*     --  Form of Letter Agreement re: Confidentiality, Inventions and
               Non-Disclosure. .......................................................
10.17*     --  Form of Letter Agreement re: Restricted Stock. ........................
10.18*     --  Form of Scientific Advisor Agreement. .................................
10.19*     --  Amended and Restated Promissory Note, dated June 16, 1993, issued by the Registrant to Dr. Richard F Selden, in the original principal amount of $125,000. ...................................................

                                                                                        SEQUENTIALLY
                                                                                          NUMBERED
                                                                                            PAGE
                                                                                        ------------
10.20*     --  Amended and Restated Promissory Note, dated June 16, 1993, issued by the Registrant to Dr. Douglas A. Treco, in the original principal amount of $60,000. ....................................................
10.21*     --  Amended and Restated Promissory Note, dated April 21, 1995, issued by the Registrant to Dr. Christoph M. Adams, in the original principal amount of $15,000. ....................................................
10.22*     --  Amended and Restated Promissory Note, dated May 5, 1995, issued by the
               Registrant to Dr. Christoph M. Adams, in the original principal amount of $20,000. ...........................................................
10.23*     --  Employment Agreement, dated July 19, 1991, by and between Dr. Richard F
               Selden and the Registrant. ............................................
10.24*     --  Pledge Agreement, dated May 14, 1991, by and between Dr. Richard F
               Selden and the Registrant. ............................................
10.25*     --  Employment Agreement, dated July 26, 1991, by and between Dr. Douglas
               A. Treco and the Registrant. ..........................................
10.26*     --  Pledge Agreement, dated August 15, 1991, by and between Dr. Douglas A.
               Treco and the Registrant. .............................................
10.27*     --  Employment Agreement, dated November 20, 1993, by and between Dr.
               Christoph M. Adams and the Registrant. ................................
10.28*     --  Pledge Agreement, dated April 21, 1995, by and between Dr. Christoph M.
               Adams and the Registrant. .............................................
10.29*     --  Agreement, dated September 1, 1991, by and between Mr. William R.
               Miller and the Registrant. ............................................
10.30*     --  Agreement, dated July 30, 1993, by and between Warburg and the
               Registrant. ...........................................................
10.31*     --  Common Stock Purchase Warrant, dated September 12, 1991. ..............
10.32**+   --  Collaboration and License Agreement, dated July 22, 1993 and amended on
               May 30, 1996, by and between Genetics Institute, Inc. and the
               Registrant. ...........................................................
10.33**+   --  Amended and Restated License Agreement, dated March 1, 1995, by and between Hoechst Marion Roussel, Inc. ("HMRI") and the Registrant. .....
10.34**+   --  License Agreement, dated March 1, 1995, by and between HMRI and the
               Registrant. ...........................................................
11.1*      --  Statement re: computation of earnings (loss) per share -- pro forma. ................................................................
23.1*      --  Consent of Palmer & Dodge LLP (included in Exhibit 5.1). ..............
23.2*      --  Consent of Hamilton, Brook, Smith & Reynolds, P.C. ....................
23.3*      --  Consent of Ernst & Young LLP. .........................................
24.1*      --  Power of Attorney (included on the signature pages to this Registration
               Statement).............................................................
27*        --  Financial Data Schedule................................................


- ---------------

 * Previously filed


** To be filed by amendment.

 + Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.